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                                                                     EXHIBIT 4.1

             THE BANK OF NEW YORK COMPANY, INC.

             Officers' Certificate Pursuant to
           Sections 201 and 301 of the Indenture
           -------------------------------------


     Pursuant to resolutions of the Board of Directors,

dated September 14, 1993 (the "Resolutions"), of The Bank of

New York Company, Inc. (the "Company"), and an Action, dated

December 6, 1994 (the "Action"), of an Authorized officer

(as defined in the Resolutions) of the Company pursuant to

the Resolutions and Sections 201 and 301 of the Indenture,

dated as of October 1, 1993 (the "Indenture"), between the

Company and Nationsbank of Georgia, National Association, as

Trustee (the "Trustee"), the undersigned certify that the

terms of a series of Securities established pursuant to the

Resolutions, the Action and Section 301 of the Indenture

shall be as follows (capitalized terms not defined herein

shall have the meanings assigned to them in the Indenture or the Prospectus, dated October 8, 1993, and the Prospectus

Supplement, dated December 6, 1994):

     (1)  The title of the Securities of such series is

"8.50% Subordinated Notes due December 15, 2004" (the

"Notes").

     (2)  The aggregate principal amount of the Notes which

may be authenticated and delivered under the Indenture shall be $300,000,000 (except for Notes authenticated and

delivered upon registration of transfer of, or in exchange

for, or in lieu of, other Notes pursuant to Section 304,

305, 306, 906 or 1107 of the Indenture and except for any
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Notes which, pursuant to Section 303, are deemed never to

have been delivered thereunder).

     (3)  Each Note shall mature, and the principal amount

thereof shall be payable, on December 15, 2004.

     (4)  The rate at which each Note shall bear interest

shall be 8.50% per annum.  Each Note shall bear interest

from December 13, 1994 or from the last date to which

payment of interest has been made or duly provided for.

Interest on the Notes shall be payable semi-annually on June

15 and December 15 of each year (each an "Interest Payment

Date"), commencing June 15, 1995.  Interest shall be payable to the person in whose name a Note (or any Predecessor

Security, as defined in the Indenture) is registered at the

close of business on the June 1 or December 1 (each a

"Regular Record Date"), as the case may be, next preceding

each Interest Payment Date.

     (5)  The Notes may not be redeemed by the Company prior

to Maturity.

     (6)  The Notes will not have the benefit of any sinking

fund.

     (7)  The Notes will be subject to Section 1403 of the

Indenture.

     (8)  The Notes shall be issued initially in the form of

one or more permanent Global Notes (collectively, the

"Global Note") and the Depositary for such Global Note shall initially be The Depository Trust Company (the

"Depositary").
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     Except as otherwise set forth herein, in the Indenture

or in the Global Note, owners of beneficial interests in the

Note evidenced by the Global Note will not be entitled to

any rights under the Indenture with respect to the Global

Note, and the Depositary may be treated by the Company, the

Trustee, and any agent of the Company or the Trustee as the

owner of the Global Note for all purposes whatsoever.

     The Depositary shall be a clearing agency registered

under the Exchange Act.  Initially, the Global Note shall be issued to the Depositary and registered in the name of Cede

& Co., as the nominee of the Depositary.

     (9)  The Company's obligations under the Notes shall

rank  pari passu in right of payment with other Subordinated

Debt Securities and with the Existing subordinated

Indebtedness, subject to the obligations of the Holder of

Notes to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the

Subordinated Indenture.

     (10)  The Notes will be substantially in the form of

Annex A attached hereto, with such modifications thereto as

may be approved by an Authorized Officer.

     IN WITNESS WHEREOF, the undersigned, hereto duly

authorized, have duly signed, and
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delivered or caused to be delivered to the Trustee under the

Indenture, this Officers' Certificate.



Dated:  December 6, 1994



                              By: /s/ Deno D. Papageorge
                                 -----------------------
                                 Deno D. Papageorge
                                 Senior Executive Vice
                                 President


                              By: /s/ Charles E. Rappold II
                                 --------------------------
                                 Charles E. Rappold II
                                 Secretary